Calculation of Filing Fee Tables
S-8
UNITED SECURITY BANCSHARES
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, No Par Value	457(a)	1,200,000	$ 8.58	$ 10,296,000.00	0.0001531	$ 1,576.32
Total Offering Amounts:						$ 10,296,000.00		$ 1,576.32
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,576.32
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of common stock which become issuable under the plan to which this registration relates by reason of any anti-dilution provisions, stock dividend, stock split, recapitalization or any other similar transaction or action taken effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock. (2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 547(h) under the Securities Act. The computation with respect to unissued awards is based upon the average high and low sales prices of the registrant's common stock as reported on the Nasdaq Capital Market on June 12, 2025.